SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
[X] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


                     BRILLIANT DIGITAL ENTERTAINMENT, INC. .
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee Required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 10, 2001
                                   -----------


TO OUR STOCKHOLDERS:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders of Brilliant Digital Entertainment, Inc. (the "Company") will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367, on Friday, August 10, 2001 at 10:30 a.m., Pacific Daylight Savings time. The Annual Meeting is being held for the following purposes:

     1. To elect three Class II directors to hold office for three years and until their respective successor has been elected. The persons nominated by the Board of Directors of the Company (Mr. Ray Musci, Mr. Jeff Scheinrock and Mr. Mark Miller) are described in the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

     Only stockholders of record of the Common Stock of the Company at the close of business on June 26, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any of its adjournments or postponements.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person, even though he or she has returned a Proxy. Any stockholder whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in the stockholder's favor, from the holder of record to be able to vote in person at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                                 /S/ ROBERT CHMIEL

                                                   Robert Chmiel
                                            CHIEF OPERATING OFFICER AND
                                            CHIEF FINANCIAL OFFICER


Woodland Hills, California
July 10, 2001



IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 615-1500
                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 10, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367, on Friday, August 10, 2001 at 10:30 a.m., Pacific Daylight Savings time, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder who submits the enclosed proxy will not limit his or her right to vote at the Annual Meeting if the stockholder later decides to attend in person. A stockholder whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in the stockholder's favor, from the holder of record to be able to vote in person at the Annual Meeting. A stockholder of record may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on June 26, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the Annual Meeting. At the record date, 16,044,660 shares of Common Stock, par value $.001 per share (the "Common Stock"), were outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting.

     It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about July 10, 2001.


                                VOTING PROCEDURES

     A stockholder is entitled to cast one vote for each share of Common Stock held on the record date on all matters to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

                              ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation of the Company, the Board of Directors is divided into three classes. At each annual meeting of stockholders, directors constituting one class are elected, each for a three-year term. Three Class II directors will be elected at the Annual Meeting.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If the nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or at any of its postponements or adjournments, the Proxies will be voted for such other nominee as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director.

     The Board of Directors proposes the election of the following nominees as Class II directors:


                                    Ray Musci
                                 Jeff Scheinrock
                                   Mark Miller


     If elected, the nominees are expected to serve until the 2004 Annual Meeting of Stockholders. The nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of April 14, 2001.

                                               YEAR FIRST
                                               ELECTED OR
                                               APPOINTED
             NAME                     AGE       DIRECTOR     POSITION
             ----                     ---      -----------   --------
NOMINEES:
CLASS II DIRECTORS
(terms to expire in 2004)

Ray Musci (1)(2)...................    40         1996       Director
Jeff Scheinrock (1)(2).............    50         1996       Director
Mark Miller........................    41         1996       Director

CONTINUING DIRECTORS:
CLASS I DIRECTOR (3)
(term to expire in 2003)

Garth Saloner (1)..................    46         1996       Director

CLASS III DIRECTORS (4)
(terms to expire in 2002)

Mark Dyne..........................    40         1996       Chairman of the Board of Directors
                                                               and Chief Executive Officer
Kevin Bermeister...................    40         1996       President and Director

OTHER EXECUTIVE OFFICERS:

Robert Chmiel......................    40                    Chief Operating Officer, Chief
                                                               Financial Officer and Secretary
Anthony Neumann....................    40                    Vice President, Business
                                                               Development
Anthony Rose.......................    36                    Chief Technical Officer
----------------------

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.
(3)      There currently is a vacancy in the Class I directors.
(4)      There currently is a vacancy in the Class III directors.

     MARK DYNE has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1996. Mr. Dyne currently is Chairman of the Board of Directors of Tag-It Pacific, Inc., a publicly traded corporation, a position he has held since September 1997. He is a founder and director of Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand. He is also a director of Monto Holdings Pty., Ltd., a private investment company. From November 1998 to March 2000, Mr. Dyne served as Chairman and Chief Executive Officer of Sega Gaming Technology Inc., a Las Vegas based gaming company. From October 1998 to December 1999, Mr. Dyne also served as Chairman of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games that is based in London, England. Mr. Dyne was a founder of Packard Bell NEC Australia Pty. Ltd., a manufacturer and distributor of personal computers through the Australian mass merchant channel.

     KEVIN BERMEISTER has served as President of the Company since October 1996 and as a Director since August 1996. Mr. Bermeister is a director of Sega Ozisoft Pty. Ltd. and previously served as its Co-Chief Executive Officer. Mr. Bermeister is a founder of Sega Ozisoft which commenced business in 1982. Mr. Bermeister also is a director of Packard Bell NEC Australia Pty. Ltd., Jacfun Pty. Ltd. and Tag-It Pacific, Inc. Jacfun owns the Darling Harbour property occupied by the Sega World indoor theme park in Sydney, Australia. Mr. Bermeister has served on numerous advisory boards, including Virgin Interactive Entertainment Ltd.

     GARTH SALONER has served as a Director of the Company since October 1996. Mr. Saloner is the Jeffrey S. Skoll Professor of Electronic Commerce, Strategic Management and Economics at the Graduate School of Business at Stanford University, which he joined in 1990. He also has served as Associate Dean for Academic Affairs and Director of Research and Course Development there. From 1982 to 1990, Mr. Saloner taught as a professor at the Massachusetts Institute of Technology. Mr. Saloner also is a director and a member of the audit and compensation committees of Quick Response Services, Inc., a corporation that provides electronic data interchange services in the retail market; a director of Synthean, Inc, a provider of enterprise software; and a director and a member of the compensation and audit committees of NextStage Entertainment, a corporation involved in the construction and management of live entertainment theatres. He also serves on the advisory boards of Voxeo, an Internet telephony company, and eOne Global, an electronic payments infrastructure company.

     RAY MUSCI has served as a Director of the Company since October 1996. From October 1999, Mr. Musci has served as the President and Chief Executive Officer of Bay Area Multimedia, a company that develops, publishes and distributes entertainment software products and video games. From May 1990 to July 1999, Mr. Musci served as the President, Chief Executive Officer and as a Director of Infogrames Entertainment, Inc. (formerly Ocean of America, Inc.), a company that develops, publishes and distributes software products. From September 1994 to July 1996, Mr. Musci served as a director of Ocean International, Ltd., the holding company of Ocean of America, Inc. and Ocean Software, Ltd. From August 1985 to March 1990, Mr. Musci was Executive Vice President/General Manager of Data East USA, Inc., a subsidiary of Data East Corp., a Japanese company, where he established a consumer division to develop, manufacture, market and distribute consumer video games, entertainment software and coin-operated video arcade games and pinball machines.

     JEFF SCHEINROCK has served as a Director of the Company since October 1996. Since September 1999, Mr. Scheinrock has been Chief Executive Officer, President and Chief Financial Officer of Tornado Development, Inc., a unified messaging company. Mr. Scheinrock also has served as Chief Executive Officer of Scheinrock Advisory Group, Inc. since May 1997. From July 1, 1996 until May 2, 1997, Mr. Scheinrock served as Vice Chairman, Chief Financial Officer and Assistant Secretary of Kistler Aerospace Corporation, a company involved in the development, marketing and manufacture of reusable satellite launch vehicles. From March 1, 1989 to July 1, 1996, Mr. Scheinrock was the Vice Chairman of Finance and Strategic Planning of Packard Bell NEC. Mr. Scheinrock is a director of SRS Labs, Inc., a corporation listed on the Nasdaq Stock Market's National Market. Mr. Scheinrock also is a director of various other private companies.

     MARK MILLER has served as a Director of the Company since August 1996. Since September, 2000, Mr. Miller has served as a consultant to the Company on a part time basis and as an investment advisor and financial planner. From October, 1996 to August, 2000, Mr. Miller served as Vice President, Production and Operations, of the Company. Mr. Miller also served as Managing Director of the Company's Australian subsidiary, Brilliant Interactive Ideas Pty. Ltd. ("BII Australia"), from March 1994 to August 2000. Mr. Miller served as President and Chief Financial Officer of the Company from August 1996 through September 1996. He is also the joint Managing Director of e-Brilliant Pte. Limited - a Singapore based animation studio that is a joint venture between Brilliant Digital Entertainment and Enewmedia a Hong Kong listed public company. Mr Miller is a chartered accountant and has extensive experience in the development of large software applications, project management, people management and team building and conflict resolution.

     ROBERT CHMIEL has served as Chief Operating Officer, Chief Financial Officer and Secretary of the Company since December 2000. From September 2000 through December 2000, Mr. Chmiel served as a consultant to multiple start-up companies. From April 1999 through April 2000, Mr. Chmiel served as President and Chief Operating Officer at Phase2Media, Inc. From November 1998 through April 1999, Mr. Chmiel served as the Chief Operating Officer at Enhanced Services, Inc. From May 1998 through September 1998, Mr. Chmiel served as the Chief Financial Officer at BarnesandNoble.com. From September 1995 through May 1998, Mr. Chmiel served as the Vice President of Finance and Operation at Disney Online. From February 1992 through September 1995, Mr. Chmiel served as the General Manager and Director of Finance at Disney Magazine Publishing.

     ANTHONY NEUMANN has served as Vice President, Business Development since 2000. Mr. Neumann served as Director, Business Development of the Company from 1996 through 2000. Mr. Neumann has been involved in the multimedia entertainment industry since 1992. Prior to 1992, Mr. Neumann worked as a financial consultant at Merrill Lynch.

     ANTHONY ROSE has served as Chief Technical Officer of the Company since its inception in 1995, and has been responsible for overseeing the Company's software development team and technology direction. Prior to joining the Company, Mr. Rose was director of A.R. Technology Pty. Ltd. ("A.R. Technology"), an Australian electronics company he founded in 1988. A.R. Technology designs and manufactures digital electronics hardware and software. Past projects include computer designs for Apple, Epson, and Panasonic; telecommunications circuits for Telstra Australia; and custom data loggers for government labs. Mr. Rose holds several international patents relating to anti-virus hardware circuits for personal computers.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four meetings and acted five additional times by unanimous written consent during fiscal 2000. All of the directors attended at least 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2000.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Messrs. Musci, Saloner and Scheinrock. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants. The Audit Committee also meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and the committee reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. Four meetings of the Audit Committee were held during fiscal 2000.

     The Compensation Committee currently consists of Messrs. Musci and Scheinrock. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. The Compensation Committee acted five times by unanimous written consent during fiscal 2000.

AUDIT COMMITTEE REPORT

     The Audit Committee, composed solely of independent directors (as that term is defined in Section 121(A) of the American Stock Exchange's listing standards), has furnished the following report:

     The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors, which is attached as Exhibit A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval.

     The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibility for the financial statements for fiscal year 2000, the Audit Committee:

     o Reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and BDO Seidman, LLP ("BDO"), the Company's independent auditors;

     o Discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received written disclosures and the letter from BDO regarding its independence as required by Independence Standards Board Standard No.
          1. The Audit Committee discussed with BDO their independence.

     On October 12, 2000, the Company dismissed PricewaterhouseCoopers LLP ("PwC") as its independent auditors. The decision to change auditors was approved by the Audit Committee and the Board of Directors.

     PwC audited the consolidated balance sheets of the Company, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the fiscal years ended December 31, 1998 and 1999, (collectively, the "Financial Statements"). PwC's reports on the Financial Statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the Company's Financial Statements and through October 12, 2000, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PwC would have caused PwC to make reference to the matter in their report.

     Effective October 3, 2000, the Company engaged BDO as its independent auditors.

AUDIT FEES

     The aggregate fees billed by BDO for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2000, were $44,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by BDO for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     There were no other fees billed by BDO for services rendered to the Company other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and BDO, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the SEC.


                                                       Audit Committee

                                                          Ray Musci
                                                          Garth Saloner
                                                          Jeff Scheinrock

COMPENSATION OF DIRECTORS

     Nonemployee directors of the Company currently are paid $1,500 for their personal attendance at any meeting of the Board of Directors and $500 for attendance at any telephonic meeting of the Board of Directors or at any meeting of a committee of the Board of Directors. Nonemployee directors also received options to purchase 20,000 shares of Common Stock in fiscal 2000. Directors also are reimbursed for their reasonable travel expenses incurred in attending Board or committee meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other five most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION        LONG TERM COMPENSATION
                                                         ----------------------   -----------------------------
                                                                                   NUMBER OF
                                                                      OTHER       SECURITIES
                                      FISCAL                          ANNUAL      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION (1)     YEAR ENDED           SALARY    COMPENSATION   OPTIONS(2)       COMPENSATION
-------------------------------     ----------           ------    ------------   ----------       ------------
Mark Dyne.....................   December 31, 2000     $  225,000       --          100,000             --
   Chief Executive Officer       December 31, 1999     $  225,000       --           80,000             --
                                 December 31, 1998     $  225,000       --          100,000 (3)         --

Kevin Bermeister..............   December 31, 2000     $  225,000       --          100,000             --
   President                     December 31, 1999     $  225,000       --           80,000             --
                                 December 31, 1998     $  225,000       --          100,000 (3)         --

Ron Chaimowitz (4)............   December 31, 2000     $  200,000       --            --                --
   Chief Executive Officer of    December 31, 1999     $   63,000       --          250,000             --
    The Auction Channel, Inc.    December 31, 1998         --           --                              --

Anthony Neumann...............   December 31, 2000     $  150,000       --           20,000             --
   Vice President, Business      December 31, 1999     $  104,700       --           30,000             --
    Development                  December 31, 1998     $  126,700       --           40,000 (5)         --

Michael Ozen (6)                 December 31, 2000     $  144,000       --           15,000          $ 37,000 (7)
   Chief Financial Officer and   December 31, 1999     $  165,000       --           50,000             --
    Secretary                    December 31, 1998     $  165,000       --           50,000 (8)         --

Anthony Rose..................   December 31, 2000     $  139,000       --           20,000             --
   Chief Technical Officer       December 31, 1999     $  139,000       --           35,000             --
                                 December 31, 1998     $  107,000       --           50,000 (8)         --
----------------------

(1) For a description of employment agreements between certain executive officers and the Company, see "Employment Agreements with Executive Officers" below.
(2) In October 1998, all of the Company's then outstanding stock options were repriced under the Company's option repricing program. Under the program, options to purchase a total of 747,000 shares of Common Stock were exchanged by the holders thereof for repriced stock options to purchase the same number of shares at a lower exercise price.
(3) These options, which were initially granted in March 1998, were repriced in October 1998 under the Company's option repricing program.
(4) Mr. Chaimowitz resigned as Chief Executive Officer of The Auction Channel effective as of April 30, 2001.
(5) Consists of options to purchase 20,000 shares and 20,000 shares of Common Stock granted in January 1997 and April 1998, respectively, all of which were repriced in October 1998 under the Company's option repricing program.
(6) Mr. Ozen resigned as Chief Financial Officer and Secretary of the Company effective as of November 15, 2000.


                                     Page 7


(7) Includes $31,000 paid to Mr. Ozen for accrued vacation time and $6,000 of other miscellaneous expenses in connection with Mr. Ozen's resignation from the Company.
(8) Consists of options to purchase 30,000 shares and 20,000 shares of Common Stock granted in October 1996 and March 1998, respectively, all of which were repriced in October 1998 under the Company's option repricing program.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 2000 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 NUMBER OF        PERCENT OF
                                                 SECURITIES     TOTAL OPTIONS
                                                 UNDERLYING       GRANTED TO
                                                   OPTION        EMPLOYEES IN     EXERCISE OR        EXPIRATION
NAME                                             GRANTED(1)     FISCAL YEAR(2)    BASE PRICE(3)         DATE
----                                             ----------     --------------    -------------      ----------
Mark Dyne.................................        100,000            20.4%           $ 5.938           2/27/10

Kevin Bermeister..........................        100,000            20.4%           $ 5.938           2/27/10

Ron Chaimowitz............................           --               --               --                --

Michael Ozen..............................         15,000             3.1%           $ 5.938           2/27/10

Anthony Neumann...........................         20,000             4.1%           $ 5.938           2/27/10

Anthony Rose..............................         20,000             4.1%           $ 5.938           2/27/10

------------------------

(1) All of the options vest and become exercisable as follows: 25% vest on each of January 1, 2001, 2002, 2003 and 2004.
(2) Options covering an aggregate of 489,500 shares of Common Stock were granted to employees during the fiscal year ended December 31, 2000.
(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

STOCK OPTIONS HELD AT FISCAL YEAR END

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the American Stock Exchange on December 29, 2000 ($0.688 per share). No stock options were exercised by any Named Executive Officer during fiscal 2000.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                                                       OPTIONS AT                      IN-THE-MONEY OPTIONS AT
NAME                                                DECEMBER 31, 2000                   DECEMBER 31, 2000 (1)
----                                          ----------------------------         ------------------------------
                                              EXERCISABLE    UNEXERCISABLE         EXERCISABLE      UNEXERCISABLE
                                              -----------    -------------         -----------      -------------
Mark Dyne..............................          70,000         210,000                --                --
Kevin Bermeister.......................          70,000         210,000                --                --
Ron Chaimowitz.........................          62,500         187,500                --                --
Michael Ozen...........................          52,500          62,500                --                --
Anthony Neumann........................          37,500          52,500                --                --
Anthony Rose...........................          48,750          56,250                --                --
------------

(1) Based on a closing price of $0.688 per share of Common Stock on December 29, 2000, none of the 892,500 shares underlying options held by the Named Executive Officers were in-the-money at fiscal year end.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     Effective January 1, 2001, the Company entered into a two year employment agreement with Kevin Bermeister pursuant to which Mr. Bermeister serves as the President and a member of the Board of Directors of the Company. The agreement provides for payment to Mr. Bermeister of an initial base salary of $250,000 per year, and for mandatory adjustments to the base salary each January 1st in proportion to any increase in the Consumer Price Index-U.S. City Average over the prior year. The agreement also provides for payment to Mr. Bermeister of a bonus of 3% of the Company's EBITDA. Mr. Bermeister received an option to purchase an aggregate of 250,000 shares of common stock of the Company, 100,000 of the shares underlying the option will vest on January 1, 2002, and 12,500 of the shares underlying the option will vest at the end of each month thereafter until fully vested. In the event of a change in control of the Company, Mr. Bermeister's previously granted options and options granted under the agreement shall immediately accelerate and vest entirely. Mr. Bermeister's employment is terminable by the Company at will upon 120 days prior written notice. Mr. Bermeister may terminate his employment with the Company at will upon 120 days prior written notice. In the event the Company terminates Mr. Bermeister's employment without cause, Mr. Bermeister terminates his employment for good reason or Mr. Bermeister's employment is terminated as a result of death or disability, Mr. Bermeister is entitled to a severance of a lump-sum amount equal to the greater of (1) the sum of 12 months current monthly base salary; or (2) the sum of (i) the monthly portion of the current base salary times (ii) the number of months remaining until January 1, 2003. In addition, all options granted to Mr. Bermeister shall become fully vested and all restrictions regarding restricted stock shall be removed upon termination.

     Effective December 18, 2000, the Company entered into a two year employment agreement with Robert Chmiel pursuant to which Mr. Chmiel serves as the Chief Operating Officer and Chief Financial Officer of the Company. The agreement provides for payment to Mr. Chmiel of an initial base salary of $220,000 per year. Mr. Chmiel's base salary may be increased at the discretion of the management of the Company at such times as the management reviews Mr. Chmiel's performance. The agreement also provides for payment to Mr. Chmiel of a discretionary bonus based upon the attainment of certain levels of achievement regarding the revenue growth of the Company. Mr. Chmiel received options to purchase an aggregate of 100,000 shares of common stock of the Company which vest in four equal annual installments. In the event of a change in control of the Company, Mr. Chmiel's previously granted options and options granted under the agreement shall immediately accelerate and vest entirely. Mr. Chmiel's employment is terminable by the Company at will. After Mr. Chmiel has been employed with the Company for 180 days, and in the event the Company wishes to terminate Mr. Chmiel's employment, the

Company shall provide Mr. Chmiel with 180 days written notice of termination. After Mr. Chmiel has been employed by the Company for 180 days, and in the event the Company terminates Mr. Chmiel's employment without cause, Mr. Chmiel is entitled to a severance of 180 days.

     Effective October 27, 1999, the Company's subsidiary, The Auctionchannel, Inc., entered into a three year employment agreement with Ronald Chaimowitz pursuant to which Mr. Chaimowitz served as the Chief Executive Officer of The Auction Channel. The agreement provided for payment to Mr. Chaimowitz of an initial base salary of $200,000 per year, and for mandatory adjustments to the base salary each January 1 in proportion to any increase in the Consumer Price Index over the prior year. The agreement also provided for payment to Mr. Chaimowitz of a bonus of up to 100% of his base salary, determined at the discretion of The Auction Channel's Board of Directors, upon Mr. Chaimowitz achieving certain operational and financial targets agreed upon by Mr. Chaimowitz and the board at the beginning of each year during the term of the agreement. Mr. Chaimowitz also received options to purchase an aggregate of 250,000 shares of Common Stock of the Company that were to vest in four equal annual installments, and options to purchase an aggregate of 3,333,440 shares of Common Stock of The Auction Channel that were to vest in eight semi-annual installments. Mr. Chaimowitz resigned as Chief Executive Officer of The Auction Channel in April 2001.

STOCK OPTION PLAN

     The Company adopted the Brilliant Digital Entertainment, Inc. 1996 Stock Option Plan (the "1996 Plan") in September 1996. The purpose of the 1996 Plan is to attract, retain and motivate certain key employees of the Company and its subsidiaries by giving them incentives which are linked directly to increases in the value of the Common Stock of the Company. Each director, officer, employee or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1996 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1996 Plan is 3,500,000, subject to certain adjustments to prevent dilution. Any shares of Common Stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the 1996 Plan.

     The 1996 Plan authorizes its administrator to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. Any stock option granted may be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The 1996 Plan currently is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1996 Plan, the Compensation Committee will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. The maximum number of shares of Common Stock with respect to which awards may be granted under the 1996 Plan to any executive or employee during any fiscal year is 100,000, subject to adjustment to prevent dilution.

     As of December 31, 2000, 1,385,000 shares of Common Stock remained available for grant of awards to eligible participants under the 1996 Plan.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2000, all the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements with the exception of Jeff Scheinrock. Mr. Scheinrock did not report on a Form 4 his exercise of a stock option and subsequent sale of a portion of the securities underlying that stock option. Mr. Scheinrock did not report the transfer of a portion of a stock option pursuant to a divorce settlement. Mr. Scheinrock did report both transactions on a Form 5 filed with the SEC on February 14, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of the Company's directors and officers, including Mark Dyne and Kevin Bermeister, are also directors or officers of potential competitors and/or strategic partners of the Company. These relationships may give rise to conflicts of interest between the Company, on the one hand, and one or more of the directors, officers, and/or their affiliates, on the other hand. The Company's Certificate of Incorporation provides that Mark Dyne and Kevin Bermeister are required to present to the Company any corporate opportunities for the development of any type of interactive digital entertainment with the exception of opportunities for participation in the development by others of interactive digital entertainment where publishing and/or distribution rights for the product to be developed are offered to Messrs. Dyne and/or Bermeister solely for Australia, New Zealand and/or Southern Africa.

     Brilliant Interactive Ideas Pty. Ltd. ("BII Australia") purchases computer hardware and software products from Pacific Interactive Education Pty. Limited ("PIE"), a company owned and controlled by Mark Miller. For fiscal 1999, BII Australia purchased approximately $107,000 of computer hardware and software products from PIE. BII Australia made no such purchases in fiscal 2000.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of April 14, 2001 certain information relating to the ownership of the Common Stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of Brilliant Digital Entertainment, Inc., 6355 Topanga Canyon Boulevard, Suite 120, Woodland Hills, California 91367, unless otherwise set forth below such person's name.

                                                         NUMBER OF SHARES OF
                                                             COMMON STOCK
                                                        BENEFICIALLY OWNED (1)
                                                        -----------------------
NAME AND ADDRESS                                           NUMBER     PERCENT
----------------                                        ------------  --------
e-New Media..........................................     1,796,667      11.0 %
   27/F Sunshine Plaza
   353 Lockhart Road
   Wanchai, Hong Kong
Kevin Bermeister (2).................................     1,367,349       8.4
Mark Dyne (2)........................................     1,364,749       8.4
Reefknot Limited (3).................................     1,200,118       7.5
   One Stokes Place
   St. Stephens Green
   Dublin 2
   Republic of Ireland
Harris Toibb.........................................     1,151,540       7.2
   6355 Topanga Canyon Boulevard
   Woodland Hills, California 91367
Sega Enterprises Limited.............................       780,001       4.9
   2-12 Haneda 1-Chome
   Ohta-Ku, Tokyo 144
   Japan
Ron Chaimowitz (4)...................................       125,000         *
Mark Miller (5)......................................       101,263         *
Anthony Rose (6).....................................        87,500         *
Anthony Neumann (7)..................................        85,000         *
Michael Ozen (8).....................................        73,750         *
Ray Musci (9)........................................        51,250         *
Garth Saloner (9)....................................        51,250         *
Jeff Scheinrock (10).................................        26,250         *
Directors and executive officers
as a group (11 persons) (11).........................     2,928,361      17.4 %
-----------------------------

*     Less than one percent.
(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of


                                    Page 12


     shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at April 14, 2001.
(2) Includes (i) 430,000 shares of common stock held by a general partnership, of which Messrs. Bermeister and Dyne are general partners, and (ii) 140,000 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001.
(3) The Company believes that Nicholas Landor, a director of Reefknot Limited, has the authority to vote and dispose of the shares of common stock held by Reefknot Limited.
(4) Consists of 125,000 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001.
(5) Consists of (i) 13 shares of common stock held by Pacific Interactive Education Pty. Limited, (ii) 70,000 shares of common stock held by the Mark Miller Family Trust, of which Pacific Interactive Pty. Limited is trustee, and (iii) 31,250 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001. Mark Miller and his wife are the sole stockholders of Pacific Interactive Education Pty. Limited and Pacific Interactive Pty. Limited.
(6) Consists of (i) 20,000 shares of common stock held by HiTech Corporation Limited over which Mr. Rose has exclusive voting and investment power, and
     (ii) 67,500 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001.
(7) Consists of (i) 25,000 shares of common stock held by Neumann Family Trust, and (ii) 55,000 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001.
(8) Consists of 73,750 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001.
(9) Consists of 51,250 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001.
(10) Consists of 26,250 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001.
(11) Includes 786,250 shares of common stock reserved for issuance upon exercise of stock options, which currently are exercisable or will become exercisable on or before June 13, 2001.

                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting, must submit that proposal to the Company at its principal executive offices by March 12, 2002. Proposals of stockholders intended to be considered at the next Annual Meeting of Stockholders but not included in the Company's Proxy Statement for that meeting must be received by the Company no later than May 29, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for the year ended December 31, 2000 and have been selected by the Board of Directors to serve as independent auditors for the fiscal year ending December 31, 2001. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

                          ANNUAL REPORT ON FORM 10-KSB

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ROBERT CHMIEL, CHIEF FINANCIAL OFFICER, BRILLIANT DIGITAL ENTERTAINMENT, INC., 6355 TOPANGA CANYON BOULEVARD, SUITE 120, WOODLAND HILLS, CALIFORNIA 91367.




                                            ON BEHALF OF THE BOARD OF DIRECTORS


                                                 /S/ ROBERT CHMIEL

                                                 Robert Chmiel
                                            CHIEF OPERATING OFFICER AND
                                            CHIEF FINANCIAL OFFICER


Woodland Hills, California
July 10, 2001

                                                                     EXHIBIT A

                             AUDIT COMMITTEE CHARTER
                                       OF
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.


1.   ORGANIZATION

     This charter (the "CHARTER") governs the operations of the audit committee (the "AUDIT COMMITTEE") of the Board of Directors (the "BOARD") of Brilliant Digital Entertainment, Inc. (the "COMPANY"). The Audit Committee shall review and reassess the Charter at least annually and will amend the charter, if appropriate, with the approval of the Board.

     o COMPOSITION. The Committee shall be appointed by the Board and shall be comprised of at least three directors, each of whom must be independent of management and the Company. The Board will also select a chairman for the Audit Committee. Each member of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. In addition, each member of the Audit Committee must be independent as defined by the American Stock Exchange. A member of the Audit Committee will not be considered independent if the member (i) is employed by the Company or any of its affiliates for the current year or any of the past three years; (ii) accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer; (iv) is a partner in, or a controlling shareholder or executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     o QUALIFICATIONS OF MEMBERS. All Audit Committee members shall be financially literate and experienced in reading and understanding financial statements, including the Company's balance sheet, income statement and statement of cash flow (or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee). At least one member of the Company's Audit Committee shall have past employment experience in finance or accounting or have a professional certification in accounting or other comparable experience.

2.   STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent auditors, the internal auditors and the management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or the other experts for this purpose.

3.   RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

     o The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

     o The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders.

     o The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the Audit Committee shall review and recommend to the board the selection of the Company's independent auditors.

     o The Audit Committee shall discuss with the auditors their independence from management and the Company including any relationships that may potentially impair their independence, as required by Independence Standards Board Statement No. 1. The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company.

     o The Audit Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

     o The Audit Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs.

     o The Audit Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     o The Audit Committee shall review with financial management and the independent auditors the Company's quarterly financial results and any related press releases prior to the release of earnings.

     o The Audit Committee shall meet with management and the independent auditors and review and approve the interim financial statements and quarterly report on Form 10-Q prior to the filing or distribution of the quarterly report. In addition, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

     o The Audit Committee shall meet with management and the independent auditors and review the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee shall review and formally approve the Company's Annual Report on Form 10-K prior to filing or distribution. The Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, including the matters required to be communicated to audit committees pursuant to Statement of Accounting Standards No. 61.

     o The Audit Committee shall prepare an annual report to the Company's shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


     The undersigned, a stockholder of BRILLIANT DIGITAL ENTERTAINMENT, INC., a Delaware corporation (the "Company"), hereby appoints MARK DYNE and ROBERT CHMIEL, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on August 10, 2001, and at any of its postponements or adjournments, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     Proposal 1 is proposed by the Company. The Board of Directors recommends a WITH vote on Proposal 1.

     1.   ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

                ___ WITH ___ WITHOUT  Authority to vote for the
                                      nominees listed below.

               (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE BELOW)

                        Ray Musci       Jeff Scheinrock         Mark Miller

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holders may lawfully do by virtue of this Proxy. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH HIS BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED, AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING, UNLESS OTHERWISE DIRECTED.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated July 10, 2001 relating to the Annual Meeting.

                                    Date:  _____________________________, 2001



                                        ---------------------------------------



                                        ---------------------------------------
                                             Signature(s) of Stockholder(s)
                                                 (See Instructions Below)

                                        The above signature(s) should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                                             THIS PROXY IS SOLICITED BY THE
                                                  BOARD OF DIRECTORS OF
                                          BRILLIANT DIGITAL ENTERTAINMENT, INC.